                               SYED SABAHAT AZIM

                               POWER OF ATTORNEY

                FOR SECTION 13 AND SECTION 16 REPORTING PURPOSES

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Kate Bechen, Timothy Caprez, Robin Lehninger, Eric Lenzen,
Thomas Vaughn and Antonia Giles, or any of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

       (1)  prepare and execute for and on behalf of the undersigned Forms 3, 4, and 5 and Schedules 13D and 13G in accordance with Sections 13 and
            16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as applicable, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of UpHealth, Inc. (the "Company");

       (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
            Form 3, 4, or 5, Schedule 13D or Schedule 13G, or other form or report, and timely file such form or report with the United States
            Securities and Exchange Commission and any stock exchange or similar authority; and

       (3)  take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
            fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section16 of the
Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5, Schedule 13D or
Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 26, 2022.

       /s/ Syed Sabahat Azim
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              SYED SABAHAT AZIM